AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT (this “Amendment”) to the Employment Agreement (as defined below), by and between CHARTER COMMUNICATIONS, INC., a Delaware corporation (the “Company”), and THOMAS M. RUTLEDGE (the “Executive”) is dated as of February 11, 2016 (the “Amendment Effective Date”).
WHEREAS, the Executive is party to an employment agreement with the Company dated and effective as of December 19, 2011 (the “Employment Agreement”); and
WHEREAS, the Company and the Executive have determined that it is in the best interest of the Company and its stockholders to amend certain provisions of the Employment Agreement as set forth herein.
NOW, THEREFORE, in consideration of valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
1.    Certain Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

2.    Employment Term. From and following the Amendment Effective Date, the “Term” shall refer to the period of the Executive’s employment with the Company commencing on the CEO Effective Date and terminating upon the earlier of (a) the fifth anniversary of the CEO Effective Date and (b) the Date of Termination.

3.    Bonus. For each calendar year of the Term commencing with 2016, the Target Bonus shall be 300% of the Executive’s Annual Base Salary. In addition, the reference to 2016 set forth in the third sentence of Section 6 of the Employment Agreement is hereby deleted and replaced with a reference to 2017.

4.    Benefits. From and following the Amendment Effective Date, the Executive shall have the right during the Term to use the Company’s jet aircraft for commuting purposes and for up to one hundred twenty-five (125) hours of discretionary personal use per calendar year (without carryover), provided in each case that such aircraft has not already been scheduled for use for Company business.

5.    Acknowledgment. The Executive acknowledges and agrees that this Amendment constitutes the renewal of the term of the Employment Agreement for at least one year contemplated by Section 1(p)(viii) of the Employment Agreement and that from and following the Amendment Effective Date, Section 1(p)(viii) of the Employment Agreement shall be of no further force or effect.

6.    Effective Date. This Amendment shall become effective as of the Amendment Effective Date. Except as expressly set forth herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.
CHARTER COMMUNICATIONS, INC.

By:     /s/ Paul Marchand
Title: Paul Marchand, Executive Vice
President, Human Resources

EXECUTIVE

/s/ Thomas M. Rutledge
Name: Thomas M. Rutledge
Address: 400 Atlantic Street,
Stamford, Connecticut 06901

[Signature Page to Amendment to Employment Agreement]